State Street Corporation Fourth-Quarter 2016 Financial Highlights January 25, 2017 Exhibit 99.3

2 Forward-Looking Statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s (State Street’s) news release announcing its fourth quarter and full year 2016 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website, at www.statestreet.com/stockholder, and is incorporated herein by reference. This presentation contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “outlook,” “expect,” "priority," “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to January 25, 2017. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement changes to the regulatory framework applicable to our operations, including implementation of the Dodd-Frank Act, the Basel III final rule and European legislation (such as the Alternative Investment Fund Managers Directive, Undertakings for Collective Investment in Transferable Securities Directives and Markets in Financial Instruments Directive II); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, resolution planning, and compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; we may not successfully implement our plans to have a credible resolution plan by July 2017, or that plan may not be considered to be sufficient by the Federal Reserve and the FDIC, due to a number of factors, including, but not limited to challenges we may experience in interpreting and addressing regulatory expectations, failure to implement remediation in a timely manner, the complexities of development of a comprehensive plan to resolve a global custodial bank and related costs and dependencies. If we fail to meet regulatory expectations to the satisfaction of the Federal Reserve and the FDIC in our resolution plan submission to be filed on July 1, 2017 or in any future submission, we could be subject to more stringent capital, leverage or liquidity requirements, or restrictions on our growth, activities or operations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; increasing requirements to obtain the prior approval or non-objection of the Federal Reserve or our other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; economic or financial market disruptions in the U.S. or internationally, including that which may result from recessions or political instability, for example, the U.K.'s referendum to exit from the European Union may continue to disrupt financial markets or economic growth in Europe or similarly, financial markets may react sharply or abruptly to actions taken by the new Presidential Administration in the United States; our ability to develop and execute State Street Beacon, our multi-year transformation program to digitize our business, deliver significant value and innovation for our clients and lower expenses across the organization, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment; our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputation and other consequences of our failure to meet such expectations; the results of our review of our billing practices, including additional amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships and adverse actions by governmental authorities; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes or civil or criminal proceedings, including, without limitation, that a resolution of the SEC's previously disclosed investigation concerning six EMEA-based (Europe, Middle- East and Africa) clients that were overcharged for transition management services in 2010 and 2011, on the previously disclosed terms agreed upon in principle with the SEC Staff or otherwise, is not final and is subject to completion of negotiations with the SEC Staff, followed by review and consideration by the SEC, and the terms of any such settlement, including, without limitation, the amount of the related penalty, remain subject to change; due to the large pools of assets controlled by our institutional clients, we are subject to the risk of potentially significant variability in our assets under custody and administration and assets under management, and correspondingly in our fee revenue and results of operations, in the event of the loss or gain of any one client or the re-balancing or reinvestment of a significant portion of any one or more clients’ assets into lower-or higher-fee asset classes, and we are subject to significant pressure to reduce the fees we charge for our services as a result of the considerable market influence exerted by those clients and other competitive forces; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems (including those of our third-party service providers) and their effective operation both independently and with external systems, and complexities and costs of protecting the security of such systems and data; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2015 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this news release should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this news release is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

3 1 Long-term goals are presented on an operating-basis, a non-GAAP presentation, and do not reflect the near-term expectations. As a result, information needed to provide corresponding GAAP-basis long-term goals, which is primarily dependent on future events or conditions that may be uncertain, is difficult to predict and estimate. We are therefore unable to provide a reconciliation of our operating-basis long-term goals to a GAAP-basis presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP measures. Our focused strategy supports long-term financial goals LONG-TERM SHAREHOLDER VALUE BUILDING ON OUR STRONG CORE ACHIEVING A DIGITAL ENTERPRISE INVESTING IN OPPORTUNITIES FOR GROWTH OPTIMIZING CAPITAL Aligning solutions with client needs, continuing to innovate, capturing value and improving efficiency Driving greater transformation that benefits clients and our shareholders Acting on changes in the market to fuel expansion of products and services and the markets we serve Adapting to new rules and optimizing returns for shareholders TALENT, CULTURE, INNOVATION AND RISK EXCELLENCE Operating-Basis1 Financial Goals: Revenue Growth of 8%-12%, EPS Growth of 10%-15% and ROE of 12%-15%

Summary of GAAP-Basis Results

$ in millions	Quarters									% Change		Full Year		% Change
	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	4Q16 vs 4Q15	4Q16 vs 3Q16	2015	2016	2016 vs 2015
Fee revenue:														
Servicing fees	$ 1,296	$ 1,268	$ 1,319	$ 1,289	$ 1,277	$ 1,242	$ 1,239	$ 1,303	**$ 1,289**	0.9%	(1.1)%	$ 5,153	**$ 5,073**	(1.6)%
Management fees	299	301	304	287	282	270	293	368	**361**	28.0	(1.9)	1,174	**1,292**	10.1
Trading services	293	324	281	294	247	272	267	267	**293**	18.6	9.7	1,146	**1,099**	(4.1)
Securities finance revenue	106	101	155	113	127	134	156	136	**136**	7.1	-	496	**562**	13.3
Processing fees and other	57	61	17	120	111	52	98	5	**(65)**	nm	nm	309	**90**	nm
Total fee revenue	2,051	2,055	2,076	2,103	2,044	1,970	2,053	2,079	**2,014**	(1.5)	(3.1)	8,278	**8,116**	(2.0)
Net interest revenue (NIR)	574	546	535	513	494	512	521	537	**514**	4.0	(4.3)	2,088	**2,084**	(0.2)
Net gain/(loss) related to investment securities	-	(1)	(3)	(2)	-	2	(1)	4	**2**	nm	nm	(6)	**7**	nm
Total revenue	2,625	2,600	2,608	2,614	2,538	2,484	2,573	2,620	**2,530**	(0.3)	(3.4)	10,360	**10,207**	(1.5)
Provision for Loan Losses	4	4	2	5	1	4	4	-	**2**			12	**10**	
Expenses:														
Compensation and employee benefits	972	1,087	984	1,051	939	1,107	989	1,013	**1,244**	32.5	22.8	4,061	**4,353**	7.2
Information systems and communications	246	247	249	265	261	272	270	285	**278**	6.5	(2.5)	1,022	**1,105**	8.1
Transaction processing services	201	197	201	201	194	200	201	200	**199**	2.6	(0.5)	793	**800**	0.9
Occupancy	113	113	109	110	112	113	111	107	**109**	(2.7)	1.9	444	**440**	(0.9)
Acquisition and restructuring costs	52	6	3	10	6	104	20	42	**43**	616.7	2.4	25	**209**	736.0
Other	473	447	588	325	345	254	269	337	**310**	(10.1)	(8.0)	1,705	**1,170**	(31.4)
Total expenses	2,057	2,097	2,134	1,962	1,857	2,050	1,860	1,984	**2,183**	17.6	10.0	8,050	**8,077**	0.3
Income before income tax expense	564	499	472	647	680	430	709	636	**345**	(49.3)	(45.8)	2,298	**2,120**	(7.7)
Income tax expense	76	94	54	67	103	62	92	72	**(248)**	(340.8)	(444.4)	318	**(22)**	(106.9)
Net income (loss) from minority interest	-	-	-	1	(1)	-	2	(1)	**-**	nm	nm	-	**1**	nm
Net income	488	405	418	581	576	368	619	563	**593**	3.0	5.3	1,980	**2,143**	8.2
Earnings per share (EPS)[1]	$ 1.11	$ 0.89	$ 0.93	$ 1.31	$ 1.34	$ 0.79	$ 1.47	$ 1.29	**$ 1.43**	6.7	10.9	$ 4.47	**$ 4.97**	11.2
Return on average common equity (ROE)	9.4%	7.9%	8.2%	11.3%	11.6%	6.8%	12.4%	10.6%	**12.1%**			9.8%	**10.5%**	
Pre-tax operating margin	21.5%	19.2%	18.1%	24.8%	26.8%	17.3%	27.6%	24.3%	**13.6%**			22.2%	**20.8%**	
Average diluted common shares outstanding (in millions)	424.3	418.8	416.7	412.2	407.0	403.6	398.8	393.2	**389.0**			413.6	**396.1**	

nm - not meaningful

1 Diluted earnings per common share for year to date December 31, 2016 does not equal the sum of the quarters.

4

5 In 2016 we made substantial progress on our strategic priorities Strategic Priorities: 2016 Performance (Versus 2015, Where Applicable): 1. Become a digital leader in financial services: • By leveraging our strength as a middle and back office provider to deliver integrated solutions that improve the data, speed and services to our clients • Investing in solutions to deliver client value across businesses including data and analytics to help clients adapt to or comply with SEC Modernization • Leveraging DataGX capabilities to support Asset Owner clients as they in-source asset management 2. Drive growth from core franchise: • Achieved new asset servicing wins of approximately $180B in 4Q16 and approximately $1.4T for 2016, including: First State Super Australia; Sumitomo Mitsui Asset Management Co., Ltd.; and PIMCO • Expanded relationship with Allianz Global Investors in 4Q16 to provide additional custody and accounting servicing and to deliver a broad spectrum of global investment servicing solutions • As a result of a decision to diversify providers, Blackrock will move a portion of their assets, largely common trust funds, currently with State Street to another service provider. We remain a significant service provider to them • Approximately $440B of servicing commitments remaining to be installed as of December 31, 2016 3. Continuous investment in new products and solutions to drive revenue and differentiation: • Expanded SSGA’s suite of Environmental, Social and Governance (ESG) solutions • Investing in Blockchain-inspired application trials designed to automate transactions for syndicated loans, securities lending and collateral management • Recently launched Currenex X2 - a next generation institutional foreign exchange (FX) trading platform 4. Increased focus on expense management: • Fee operating leverage of (280)bps. Generated positive fee operating leverage of 51bps, excluding a (331)bps impact from the 4Q16 acceleration of compensation expense • Generated through State Street Beacon approximately $175M in estimated annual pre-tax expense savings1 in 2016, which is up $100M from our original 2016 target of $75M 5. Leverage strong capital position to return capital to shareholders2: • Quarterly common stock dividends declared per share of $0.38 in 4Q16 • $325M in common stock (4.2M shares) bought back in 4Q16 • As of December 31, 2016, we had approximately $750M remaining under our June 2016 common stock purchase program2 authorizing the purchase of up to $1,400M through June 30, 2017 • Refer to the Appendix included with this presentation for footnotes 1 to 2.

6 2017 Strategic Priorities: 1. Advance our digital leadership through State Street Beacon 2. Drive growth from core franchise 3. Continue to invest in new products and solutions 4. Achieve our financial goals, including generating positive fee operating leverage and continuing to return capital to shareholders We are focused on our 2017 strategic priorities and look forward to updating you on our progress throughout the year

7 Notable items in 4Q16 netted to $0.13 per share benefit1 4Q16 Operating-Basis (Non-GAAP) Financial Highlights2 Notable Items in 4Q16: • Income taxes include items that represent aggregate benefits of $0.54 per share1: • A $145M tax benefit from the designation of certain of our foreign earnings as indefinitely invested overseas, based on a review of our need for capital, liquidity and future investment • A $66M tax benefit attributable to incremental foreign tax credits and a foreign affiliate tax loss • Compensation expenses include an increase of $249M pre-tax ($161M after-tax or $0.41 per share1 after tax) from an acceleration of the expense associated with deferred cash-settled incentive compensation awards that would have been recognized over the remaining term of the awards (1-4 years depending on the award). The expense that would otherwise have been associated with the amended awards will no longer be reflected in future periods: • The deferred portion of many of our bonus-eligible employees’ total compensation had become disproportionate relative to our peer organizations, hindering our efforts to attract and retain talent • We expect that the acceleration of the expense will enable us to increase the immediate cash incentive component of incentive compensation in future years (i.e., for 2017 incentive compensation awarded in 2018): • The expense was accomplished by removing the continued service requirement associated with existing deferred cash-settled incentive compensation awards for employees below the executive vice president level; the change did not affect deferred equity-settled compensation awards (which in the aggregate represent a majority of the outstanding deferred incentive compensation awards for the relevant employees), and we expect that future deferred cash-settled incentive compensation awards will retain the continued service requirements • The payment schedule of the amended cash-settled awards has not changed and continues to include other forfeiture clauses, as applicable • The acceleration of the expense is expected to financially allow us to increase the cash component of incentive compensation in future periods relative to the mix in our awards in recent years and that the impact of the increased immediate cash awards in 2017 will approximately offset the going-forward effects of the 2016 expense acceleration in 2017. We expect the expense impact of immediate and deferred incentive compensation awards will depend upon corporate performance and market, regulatory and other factors and conditions including the form of those awards • Refer to the Appendix included with this presentation for footnotes 1 to 2.

2016 results driven by continued expense control and common stock purchases

Operating-Basis (Non-GAAP) EPS[1] ($)



2016 vs 2015
7.8%
3.92
4.51
5.05
4.89
5.27
2012
2013
2014
2015
2016

Capital[2]:

- Purchased approximately $325M of our common stock in 4Q16
- Declared a common stock dividend during 4Q16 of $0.38 per share
- As of December 31, 2016, we had approximately $750M remaining under our June 2016 common stock purchase program authorizing the purchase of up to $1,400M through June 30, 2017

Full Year 2016 compared to 2015[1]:

- EPS of $5.27 increased 7.8%, including a net $0.13 per share[3] benefit associated with the 4Q16 tax benefits and the acceleration of compensation expense
- Total fee revenue of $8.6B up 1.2%
- Net interest margin (NIM) of 1.09%, up from 0.98%
- Total revenue of $10.8B up 1.2%
- Total expenses of $7.8B up 4.0% including the 4Q16 acceleration of compensation expense and the expenses associated with the GEAM operations; down 0.8% excluding these expenses[4]
- Relative to full-year 2015, the stronger U.S. dollar negatively impacted fee revenue by approximately $67M and favorably impacted expenses by $68M
- Effective tax rate of 22.5% decreased 790bps including notable 4Q16 tax benefits and was 30.2% excluding them[5]
- Pre-tax operating margin of 27.1% decreased 200bps including the 4Q16 acceleration of compensation expense and the expenses associated with the GEAM operations, up 60bps excluding them[4]
- ROE of 11.1% increased 40bps

4Q16 compared to 4Q15 highlights[1]:

- EPS of $1.48 increased 22%, including a net $0.13 per share[6] benefit associated with the 4Q16 tax benefits and the acceleration of compensation expense; up 12% excluding these items[4]
- ROE increased to 12.5%, excluding the 4Q16 tax gains and the acceleration of compensation expenses increased to 11.4%[4]
- Pre-tax operating margin decreased to 22.0% and increased to 31.0% excluding the 4Q16 acceleration of compensation expense[7]

- Refer to the Appendix included with this presentation for footnotes 1 to 7.

STATE STREET
8

9 Excluding the acceleration of compensation expense, generated positive fee operating leverage in both 4Q16 and full year 2016 compared to the same periods in 2015 Operating-Basis (Non-GAAP) Results1 4Q16 vs 4Q15 Operating Leverage Fee Operating Leverage As reported Impact of compensation expense acceleration Impact of acquired GEAM operations2 (1,153)bps 1,374bps 66bps (1,173)bps 1,374bps 5bps Excluding GEAM and compensation expense acceleration 287bps 206bps Full Year 2016 vs 2015 Operating Leverage Fee Operating Leverage As reported Impact of compensation expense acceleration Impact of acquired GEAM operations2 (287)bps 331bps 31bps (280)bps 331bps 0bps Excluding GEAM and compensation expense acceleration 75bps 51ps 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 GEAM has now been integrated into SSGA’s operations. Therefore, the contribution of revenue, expenses and AUM are informed estimates.

4Q16 operating-basis (non-GAAP) fee revenue was up 4% from 4Q15 excluding the contribution from the acquired GEAM operations and the impact of the stronger U.S. dollar[1], reflecting improved market conditions and new business wins

Operating-Basis (Non-GAAP) Fee Revenue[2] ($M)


4Q16 vs 4Q15
+6.0%
4Q16 vs 4Q15
4Q16 vs 4Q15 Excluding Currency Translation[1]
2,075
2,200
7%
1,277
1,289
1%
2%
282
361
28%
30%
247
127
293
19%
19%
142
121
136
7%
7%
(15)%
(13)%
4Q15
4Q16
Servicing fees
Management fees
Trading services
Securities finance revenue
Processing fees and other

AUCA and AUM ($B)

	4Q15	4Q16	% Change 4Q16 vs 4Q15
AUCA	27,508	28,771	5%
AUM	2,245	2,468	10%

GEAM:

- Estimated contribution from the acquired GEAM[3] operations of $64M to management fee revenue

Operating-basis (non-GAAP)[2] variances 4Q16 vs 4Q15:

- The stronger U.S. dollar negatively impacted total fee revenue by approximately $27M (including approximately $16M on servicing fees and $7M on management fees) and NIR by approximately $7M
- Servicing fees *increased* $12M or 1%, and $28M or 2% excluding the impact of the currency translation[1], driven by net new business across our servicing lines partially offset by client redemptions in the hedge fund business and asset mix changes
  - AUCA *increased* $1.3T or 5% and $1.7T or 6%, excluding the impact of currency translation[1], primarily driven by market increases and new business, partially offset by client activity
- Management fees *increased* $79M or 28% and $22M or 8%, excluding the impact of currency translation and the acquired GEAM operations[1]. This increase was primarily driven by the elimination of money market fee waivers, higher global equity markets, strong ETF flows, partially offset by outflows in cash and sovereign funds.
  - AUM *increased* $223B or 10% reflecting $112B in AUM from the acquired GEAM business, $52B in ETF net flows and markets increases, partially offset by short term outflows
- Trading services *increased*, driven by strong client flows in FX due to higher volatility relative to 4Q15 and higher transition management activity
- Securities finance revenue *increased*, driven by steady client growth in enhanced custody primarily offset by lower agency revenue
- Processing fees and other revenue *decreased*, due to unfavorable valuation adjustments (including the impact of higher FX swap costs) and lower revenue from joint ventures, partially offset by higher revenue associated with tax advantaged investments

- Refer to the Appendix included with this presentation for footnotes 1 to 3.

STATE STREET

10

4Q16 operating-basis (non-GAAP) fee revenue was slightly up from 3Q16 excluding the impact of the strengthening U.S. dollar[1]

Operating-Basis (Non-GAAP) Fee Revenue[2] ($M)


4Q16 vs 3Q16
-0.6%
2,213
2,200
1,303
1,289
368
361
267
293
136
136
139
121
3Q16
4Q16
4Q16 vs 3Q16
(1)%
(2)%
10%
---%
(13)%
4Q16 vs 3Q16 Excluding Currency Translation[1]
0.4%
---%
(1)%
10%
---%
(12)%
Servicing fees
Management fees
Trading services
Securities finance revenue
Processing fees and other

AUCA and AUM ($B)

	3Q16	4Q16	% Change 4Q16 vs 3Q16
AUCA	29,178	28,771	(1)%
AUM	2,446	2,468	1%

GEAM:

- Estimated contribution from the acquired GEAM[3] operations of $64M to management fee revenue

Operating-basis (non-GAAP)[2] variances 4Q16 vs 3Q16:

- The stronger U.S. dollar negatively impacted total fee revenue by approximately $21M (including approximately $14M on servicing fees and $4M on management fees) and NIR by approximately $3M
- Servicing fees *decreased $14M or 1%* and were flat to the prior quarter, excluding the impact of currency translation[1]. New business was offset by client redemptions in the hedge fund business, change in asset mix, and rotation out of the emerging markets
  - AUCA *decreased* $407B or 1% and $109B or less than 1%, excluding the impact of currency translation[1] as market declines were modestly offset by new business
- Management fees *decreased* $7M or 2% and $3M or 1%, excluding the impact of currency translation[1]. The decrease was primarily driven by cash outflows partially offset by strong ETF inflows and investment performance
  - AUM *increased* $22B or 1% and $60B or 2%, excluding the impact of currency translation[1]. Strength in ETF net flows were highest in two years, led by SPY and Select Sectors, partially offset by short term outflows particularly in securities lending assets related to asset mix shift to more non-cash collaterals
- Trading services *increased* driven by continued strong client flows in FX due to higher volatility and higher transition management activity
- Securities finance revenue *flat* primarily due to continued growth in enhanced custody approximately offset by lower agency revenue
- Processing fees and other revenue *decreased* due to unfavorable valuation adjustments (including the impact of higher FX swap costs) and lower revenue from joint ventures, partially offset by higher revenue associated with tax advantaged investments

- Refer to the Appendix included with this presentation for footnotes 1 to 3.

STATE STREET

11

12 4Q16 operating-basis (non-GAAP) net interest revenue (NIR) and NIM benefitted from higher Federal Funds Rate at end of 4Q16 and continued disciplined liability pricing Average Earning Assets ($B) 1 Includes operating-basis (non-GAAP) financial information where noted. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Operating-Basis (Non-GAAP)1 NIR and NIM ($M, %) 547537546539513 1.081.061.111.121.01 0 100 200 300 400 500 600 0.00 0.50 1.00 1.50 2.00 3Q16 4Q16 NIR 4Q16 vs 4Q15 +6.6% NIR 4Q16 vs 3Q16 +1.9% 2Q16 1Q16 4Q15 NIM NIR Operating-basis (non-GAAP)1 variance 4Q16 vs 4Q15: • Net interest revenue was up 6.6%, primarily due to higher market interest rates in the U.S., disciplined liability pricing and several discrete security prepayments in the investment portfolio that represented approximately $8M in NIR, partially offset by a continued decline in foreign security yields Operating-basis (non-GAAP)1 variance 4Q16 vs 3Q16: • Net interest revenue was up 1.9%, primarily due to a decrease in wholesale funding from elevated levels in 3Q16 and several discrete security prepayments in the investment portfolio that represented approximately $8M in NIR, partially offset by a continued decline in foreign security yields 4Q15 1Q16 2Q16 3Q16 4Q16 201 194 198 202 202

4Q16 operating-basis (non-GAAP) expenses were up 0.9% versus 4Q15 and down 0.9% versus 3Q16, excluding acquired GEAM operations expenses and the acceleration of compensation expense[1]

Operating-Basis (Non-GAAP) Expenses[2] ($M)



4Q16 vs 4Q15 +17.7%
4Q16 vs 3Q16 +12.3%
1,820
1,909
2,143
249
940
1,022
997
261
285
278
194
200
199
112
107
109
313
295
311
4Q15
3Q16
4Q16

	4Q16 vs 4Q15	4Q16 vs 4Q15 Excluding Currency Translation[4]	4Q16 vs 3Q16	4Q16 vs 3Q16 Excluding Currency Translation[4]
Total		19%		13%
Acceleration of compensation expense in 4Q16	nm	nm	nm	nm
Compensation and employee benefits	6%	8%	(2)%	(1)%
Information systems and communications	7%	7%	(3)%	(2)%
Transaction processing services	3%	4%	(1)%	1%
Occupancy	(3)%	---%	2%	3%
Other	(1)%	---%	5%	6%

- Acceleration of compensation expense in 4Q16
- Compensation and employee benefits
- Information systems and communications
- Transaction processing services
- Occupancy
- Other

Notable Items and GEAM:

- Compensation and employee benefits expense in 4Q16 includes acceleration of expense associated with outstanding deferred cash incentive employee compensation of $249M
- Estimated contribution from the acquired GEAM[3] operations of $58M to expenses, primarily in compensation and benefits expenses, information systems and communication expenses and other expenses

Operating-basis (non-GAAP)[2] variances 4Q16 vs 4Q15:

- The stronger U.S. dollar favorably impacted total expenses by approximately $27M
- Compensation and employee benefits expense *increased* primarily due to costs associated with the acceleration of certain deferred cash settled awards, higher incentive compensation, increased costs associated with the acquired GEAM business, and higher costs to support regulatory initiatives and new business, partially offset by State Street Beacon savings
- Information systems and communication expenses *increased* due to investments supporting new business and State Street Beacon, and the impact of the acquired GEAM business
- Other expenses *decreased slightly* due to lower professional services fees and travel expenses, partially offset by higher costs associated with the acquired GEAM business and higher securities processing costs

Operating-basis (non-GAAP)[2] variances 4Q16 vs 3Q16:

- The stronger U.S. dollar favorably impacted total expenses by approximately $20M
- Compensation and employee benefits expenses *increased* primarily due to costs associated with the acceleration of certain deferred cash settled awards, partially offset by impact of the stronger U.S. dollar, one fewer payroll day in 4Q16, and State Street Beacon savings
- Other expenses *increased* primarily due to higher professional services and securities processing costs, partially offset by lower insurance expenses

- Refer to the Appendix included with this presentation for footnotes 1 to 4.

STATE STREET

13

14 1 As of period-end where applicable. 2 Excludes foreign T-Bills 3 Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds and credit quality. See discussion in State Street’s 2015 Annual Report on Form 10-K filed with the SEC. 4 Assumptions for NIR include no change in client behavior, please see discussion in State Street’s 3Q16 Quarterly Report on Form 10-Q filed with the SEC. Continue to maintain high-quality balance sheet… 4Q161 Balance Sheet Highlights Investment portfolio • Size: $97.28B • Credit profile: 91.3% rated AAA/AA • Fixed-rate/floating-rate mix: 68%/32% • Duration: 2.5 years • Unrealized after-tax mark-to-market (MTM) loss: $170M • Purchases2: $6.2B with average tax-equivalent yield of 2.06% • Discount accretion remaining and expected to accrue over the remaining lives of the former conduit securities3: $127.5M Interest-rate risk metrics • Unrealized after-tax available-for-sale MTM loss sensitivity in a hypothetical up 100bps shock to quarter-end spot interest rates (all else equal): approximately ($0.8)B • Estimated time period to earn back this loss from increased NIR4, run-off, and pull-to-par valuation effects is expected to be approximately 7 quarters Senior secured bank loans • Total portfolio size: $3.6B • Floating rate • Credit: primarily BB/B • 4Q16 provision for loan losses: $1.9M • Total allowance for credit losses: $45.4M

…and our capital ratios remain strong, though most ratios declined slightly in 4Q16 due to the impact of rising interest rates on Other Comprehensive Income (OCI)

4Q16 Quarter-End Capital[1] Positions

	Dec 31, 2015	Sept 30, 2016	Dec 31, 2016
Basel III Ratios[2]:			
Common equity tier 1 ratio (advanced approaches)	12.5%	12.3%	11.7%
Common equity tier 1 ratio (standardized approach)	13.0%	12.5%	11.6%
Tier 1 leverage ratios:			
State Street Corporation	6.9%	6.8%	6.5%
State Street Bank and Trust Company	6.7%	7.1%	7.1%
Supplementary leverage ratios:			
State Street Corporation	6.2%	6.1%	5.9%
State Street Bank and Trust Company	6.0%	6.4%	6.4%
Estimated pro forma fully phased-in Basel III ratios:			
Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (advanced approaches)[3]	11.6%	11.8%	10.9%
Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (standardized approach)[3]	12.0%	12.0%	10.9%
Fully phased-in (effective January 1, 2018) supplementary leverage ratios[4]			
State Street Corporation	5.8%	6.0%	5.6%
State Street Bank and Trust Company	5.7%	6.2%	6.1%

- Refer to the Appendix included with this presentation for footnotes 1 to 4.

- Common equity tier 1 ratio decreased primarily driven by a decrease in the after-tax unrealized mark-to-market position within the AFS investment portfolio due to higher interest rates, and reductions in FX translation due to a stronger U.S. Dollar
- Fully-phased-in supplementary leverage ratio at the Corporation and the Bank decreased driven by a lower after-tax unrealized mark-to-market position within the AFS investment portfolio

STATE STREET

15

16 • Associated AUM of the acquired GEAM operations was $118B at December 31, 2016, including the new OCIO GE UK plan that will begin generating revenue in 2017 • Excluding merger and integration charges, the transaction is expected to be accretive to operating-basis2 EPS for the first full twelve–month period ending June 30, 2017 • In the first full twelve-month period ending June 30, 2017, fee revenue from the transaction is expected to exceed $270M3: – In 4Q16 the acquired business contributed estimated1 operating-basis2 fee revenue of approximately $64M and estimated1 operating-basis2 expenses of approximately $58M, excluding merger and integration charges and financing costs – For the first six months post acquisition the acquired business contributed estimated1 operating-basis2 fee revenue of approximately $129M and estimated1 operating-basis2 expenses of approximately $115M, excluding merger and integration charges and financing costs • Total projected acquisition and restructuring costs: approximately $80M through 2018 (including $29M taken in 3Q16 and $20M taken in 4Q16) The acquired GEAM operations1 are on track to deliver accretive operating-basis2 earnings for the 12 months ending June 30, 2017 1 GEAM has now been integrated into SSGA’s operations. Therefore, the contribution of revenue, expenses and AUM are informed estimates. 2 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 3 The fee revenue target does not include the impact of certain costs that are recorded as a reduction of revenue in our management fee revenue line. Costs not included in the fee revenue target include 12b-1 expenses, subadvisor fees and unitary fee expenses and are expected to total approximately $13M for the referenced twelve month period. In addition, assuming that the stronger U.S. dollar exchange rate relative to major currencies post April 2016 continues at, or becomes stronger than, current levels, the fee revenue attributable to the acquired GEAM operations during the 12 months ending June 30, 2017, is likely to trend toward the lower end of the previously announced $270M-$300M target range due to the international revenues generated by these operations.

17 2017 Outlook1: Expect new business wins to generate solid fee revenue growth, together with expense initiatives, to generate positive fee operating leverage Refer to the Appendix included with this presentation for footnotes 1 to 4. Category: 2017 Outlook/ Objective2 (Vs 2016 where applicable): Assumptions: Full-year 2017 operating- basis total fee revenue growth: • 4-6% • Under current market conditions in January 20172 • Including the contributions of the acquired GEAM operations • Including the anticipated impact of the strengthening of the USD relative to major currencies during 4Q16 Fee operating leverage, excluding 4Q16 $249M acceleration of compensation expense: • 100-200bps • Expect variability across quarters, with continued focus on expense management partially offset by continued regulatory pressure, expenses associated with supporting new business wins, investments in strategic initiatives including State Street Beacon and including the contributions of the acquired GEAM operations Expense management: • State Street Beacon pre-tax expense savings of $140M3 • State Street Beacon expense savings to partially offset expenses to support new business, continued business investments, and merit and depreciation increases • Expect restructuring charges as State Street Beacon continues to progress Operating-basis net interest revenue (NIR) scenarios: • Static: $2.2B - $2.23B or up 1-3% • Rising: $2.27B - $2.3B or up 4-6% • Static: assuming market rates to remain at December 31, 2016 levels • Rising: assuming U.S. central bank rate hikes of 0.25% both in March and September 2017; correspondingly, expect market rates to trend higher from current levels; continued quantitative easing in major markets outside of the U.S. • NIR in both scenarios will also depend on the size of our balance sheet, client deposit behavior, balance sheet management activity and the impact of FX swap costs Operating-basis effective tax rate of: • 30-32% • Excludes the impact of any potential4 tax law changes (given present high level of uncertainty) In 1Q17 we expect the incremental amount attributed to equity compensation expense for retirement-eligible employees and payroll taxes to be approximately $155M (relative to $122M in 1Q16)

18 2017 Balance Sheet & Capital Outlook: Returning capital to shareholders remains a priority • Under both Static and Rising interest rate scenarios1, the balance sheet is projected to modestly decline during 2017 due to client deposits and wholesale CD run-off (range of $0- 15B) with a potential resulting decrease in average earning assets of approximately 0-5% compared to the 4Q16 average earning asset levels • As of December 31, 2016, we had approximately $750M remaining under our June 2016 common stock purchase program authorizing the purchase of up to $1,400M through June 30, 20172 • The evolution of our capital planning, including meeting regulatory capital and liquidity expectations, may lead to issuances of preferred shares and/or long-term debt in 2017: –Expect Tier 1 (T1) leverage to be constraining capital requirement near-term –Maintaining Common Equity T1 (CET) minimum target of 10% –Continue to manage deposit levels to mitigate impact on T1 and Supplementary Leverage Ratios (SLR) –Dividends on currently outstanding3 preferred shares are expected to be approximately $182M in 2017 ($55.3M in 1Q17 and 3Q17, $35.6M in 2Q17 and 4Q17) • Final TLAC rule issued in December 2016 was largely in-line with our expectations. Based on the external long term debt requirements linked to SLR, we currently estimate that we will need to issue incremental debt of $2B 1 See scenarios presented on prior slide. 2 State Street’s common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to consideration and approval by its Board of Directors at the relevant times. Stock purchases may be made using various types of mechanisms, including open market purchases or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. 3 As of December 31, 2016.

19 Appendix State Street Beacon 20 Footnotes to Slides 5, 7, 8, 10,11,13,15 & 17 21-24 Definitions 25-26 Non-GAAP Measures, Regulatory Capital Ratios and Reconciliations 27-28

20 State Street Beacon on track to deliver financial benefits to be achieved through 2020 1 Estimated pre-tax expense savings improvement relate only to State Street Beacon and the targeted staff reductions announced as part of our 3Q15 financial results, and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 2 Pre-tax operating margin targets assume the successful completion of State Street Beacon milestones and an external environment that is consistent with our long term assumptions, including: Fed Funds and U.S. market interest rates increase from December 31, 2015 levels by at least 100bps by the beginning of 2018; and regulatory expense growth moderates. Other factors may also effect the actual results. Operating-basis financial outlook is a non-GAAP presentation. See pages 27 and 28 of this Appendix for an explanation of our operating-basis (non-GAAP) presentation. Expected Annual Pre-Tax Net Run-Rate Expense Savings • To achieve estimated annual pre-tax net run-rate expense savings of $550M by the end of 2020 for full effect in 20211: − Generated $175M in estimated annual pre-tax expense savings in 2016 − Expect at least $140M in additional annual pre-tax net expense savings in 2017 • Annual pre-tax expense savings are net of significant investments in State Street Beacon commencing in 2016 Expected Profit Margins • To achieve and maintain an operating-basis pre-tax operating margin2 of at least 31% by 2018 and 33% by the end of 2020, given our assumptions, all else being equal Expected Pre-Tax Restructuring Charges • Estimated aggregate pre-tax restructuring charges of approximately $300M to $400M from 2016 through 2020 • Expect restructuring charges to be announced as State Street Beacon progresses, including charges of $142M for 2016

21 Footnotes to Slides 5, 7, 8, 10,11,13 15 & 17

22 Footnotes to slides 5, 7 & 8 1 Estimated year-over-year pre-tax expense savings improvement relate only to State Street Beacon and the targeted staff reductions announced as part of our 3Q15 financial results (includes targeted staff reductions in October 2015), all else equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 2 State Street’s common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to consideration and approval by its Board of Directors at the relevant times. Stock purchases may be made using various types of mechanisms, including open market purchases or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. Footnotes to slide 5: 1 Non-GAAP per share information is calculated based on average common shares outstanding. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our historical non-GAAP financial information. 2 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Footnotes to slide 7: 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 State Street’s common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to consideration and approval by its Board of Directors at the relevant times. Stock purchases may be made using various types of mechanisms, including open market purchases or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. 3 Non-GAAP per share information is calculated based on average common shares outstanding. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our historical non-GAAP financial information. 4 Includes operating-basis (non-GAAP) financial information, excluding the effects of the 4Q16 acceleration of compensation expense and the revenues and expenses associated with the GEAM business, as applicable. This is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our historical non-GAAP financial information. 5 Includes operating-basis (non-GAAP) financial information, excluding the effects of the 4Q16 tax benefits, as applicable. This is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our historical non-GAAP financial information. 6 Includes operating-basis (non-GAAP) financial information, excluding the effects of the 4Q16 acceleration of compensation expense, as applicable. This is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our historical non-GAAP financial information. 7 Includes operating-basis (non-GAAP) financial information, excluding the effects of the 4Q16 acceleration of compensation expense and the effects of the 4Q16 tax benefits, as applicable. This is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non- GAAP financial measures and for reconciliations of our historical non-GAAP financial information. Footnotes to slide 8:

23 Footnotes to slides 10,11 & 13 Footnotes to slides 10 & 11: 1 Includes operating-basis (non-GAAP) information, excluding the effects of changes in foreign exchange rates and the revenues and expenses associated with the GEAM business, as applicable. This presentation is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our historical non-GAAP financial information. 2 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 3 GEAM has now been integrated into SSGA’s operations. Therefore, the contribution of revenue, expenses and AUM are informed estimates. nm = not meaningful. 1 Includes operating-basis (non-GAAP) financial information, excluding the effects of the 4Q16 accretion of compensation expense and the revenues and expenses associated with the GEAM business, as applicable. This is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our historical operating financial information. 2 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 3 GEAM has now been integrated into SSGA’s operations. Therefore, the contribution of revenue, expenses and AUM are informed estimates. 4 Includes operating-basis (non-GAAP) information, excluding the effects of changes in foreign exchange rates. This presentation is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our historical non-GAAP financial information. Footnotes to slide 13:

24 Footnotes to slide 15 & 17 1 Includes operating-basis (non-GAAP) financial information. Operating-basis financial outlook is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures. 2 Daily averages as of January 23, 2017: S&P 2269, MSCI EAFE 1712, MSCI Emerging 886 3 Estimated year-over-year pre-tax expense savings improvement relate only to State Street Beacon and the targeted staff reductions announced as part of our 3Q15 financial results (includes targeted staff reductions in October 2015), all else equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 4 Based upon our initial review of potential U.S. tax reform legislation, we do not expect that there will be a significant impact in 2017. In addition, at this stage there are very substantial uncertainties as to how it would impact State Street and other financial services entities on either an absolute or relative basis. Footnotes to slide 17: Footnotes to slide 15: 1 Unless otherwise specified, all capital ratios referenced on slide 15 and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. The lower of our capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Refer to elsewhere in the Appendix to this presentation for a further description of these ratios and for reconciliations applicable to State Street’s estimated pro forma fully phased-in Basel III ratios. December 31, 2016 capital ratios are presented as of quarter-end and are preliminary estimates. 2 The advanced approaches-based ratios (actual and estimated) included in this presentation reflect calculations and determinations with respect to our capital and related matters, based on State Street and external data, quantitative formulae, statistical models, historical correlations and assumptions, collectively referred to as “advanced systems,” in effect and used by us for those purposes as of the respective date of each ratio’s first public announcement. Significant components of these advanced systems involve the exercise of judgment by us and our regulators, and these advanced systems may not, individually or collectively, precisely represent or calculate the scenarios, circumstances, outputs or other results for which they are designed or intended. Due to the influence of changes in these advanced systems, whether resulting from changes in data inputs, regulation or regulatory supervision or interpretation, State Street-specific or market activities or experiences or other updates or factors, we expect that our advanced systems and our capital ratios calculated in conformity with the Basel III framework will change and may be volatile over time, and that those latter changes or volatility could be material as calculated and measured from period to period. 3 Estimated pro forma fully phased-in ratios as of December 31, 2016 and June 30, 2016 (fully phased in as of January 1, 2019, as per Basel III phase-in requirements for capital) reflect capital calculated under the Basel III final rule and total risk-weighted assets calculated in conformity with the advanced approaches and standardized approach as the case may be, each on a fully phased-in basis under the Basel III final rule, based on our interpretations of the Basel III final rule as of October 26, 2016 and July 27, 2016, respectively as applied to our businesses and operations as of December 31, 2016 and September 30, 2016, respectively. Refer to the addendum included with this news release for reconciliations of these estimated pro forma fully phased-in ratios to our capital ratios calculated under the currently applicable regulatory requirements. 4 The estimated pro forma fully phased-in SLRs are as of December 31, 2016 and September 30, 2016 (fully phased-in as of January 1, 2018, as per the phase-in requirements of the SLR final rule) are preliminary estimates, calculated based on our interpretations of the SLR final rule as of January 25, 2016 and October 26, 2016, respectively, and as applied to our businesses and operations as of December 31, 2016 and September 30, 2016, respectively. Refer to the addendum included with this news release for reconciliations of these estimated pro forma fully phased-in SLRs to our SLRs under currently applicable regulatory requirements.

25 Definitions

26 Definitions Available for sale (AFS) Available for sale security that is purchased with the intent of holding before it reaches maturity AUCA Assets under custody and administration AUM Assets under management Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding Fee Operating Leverage Rate of growth of total fee revenue less the rate of growth of expenses, each as determined on an operating basis GE Asset Management (GEAM) The acquired GE Asset Management operations Foreign Exchange (FX) Foreign exchange Net interest margin (NIM) Net interest revenue divided by average interest-earning assets Net interest revenue (NIR) Revenues earned on interest bearing assets less interest paid on interest bearing liabilities Operating Leverage Rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis Outsourced Chief Investment Officer (OCIO) Outsourced CIO - third party provider manages the investment portfolio Pre-tax operating margin Income before income tax expense divided by total revenue Return on equity (ROE) (Net income less dividends on preferred stock) divided by average common equity

27 Non-GAAP Measures, Regulatory Capital Ratios and Reconciliations

28 Non-GAAP measures, regulatory capital ratios and reconciliations In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents results on a non-GAAP, or "operating" basis, as it believes that this presentation supports meaningful analysis and comparisons of trends with respect to State Street’s normal ongoing business operations from period to period, as well as additional information (such as capital ratios calculated under regulatory standards scheduled to be effective in the future or other standards) that management uses in evaluating State Street’s business and activities. Management believe that operating-basis financial information, which excludes the impact of revenue and expenses outside of State Street's normal course of business (such as acquisitions and restructuring charges), facilitates an investor's understanding and analysis of State Street's underlying financial performance and trends in addition to financial information prepared and reported in conformity with GAAP. Excluding the impact of revenue and expenses outside of State Street's normal course of business (such as acquisition and restructuring charges) provides additional insight into our underlying margin and profitability. Our operating-basis presentation also reports revenue from non-taxable sources, such as interest revenue from tax- exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis. Taxable-equivalent revenue allows management to provide more meaningful comparisons of yields and margins on assets and to evaluate investment opportunities with different tax profiles. Management also, where notable, presents operating-basis financial information which also excludes the estimated results of operations of the GE Asset Management business (acquired on July 1, 2016) and other metrics (e.g. the fourth quarter 2016 acceleration of compensation expense or the effects of changes in foreign expense rates), as this presentation aids the comparability of financial results to prior periods that did not include those events. Management also believes that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street's capital position and is of interest to investors. Additionally, management presents revenue and expense measures on a constant currency (non-GAAP) basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Management provides forward-looking financial estimates and expectations on an operating basis (non-GAAP) because information needed to provide corresponding GAAP-basis information is primarily dependent on future events or conditions that may be uncertain and are difficult to predict or estimate. Management is therefore, in general, unable to provide a reconciliation of our operating-basis forward-looking financial estimates and expectations to a GAAP-basis presentation. However, although the timing and ultimate recognition of the discount accretion relating to our former conduit securities depends, in part, on factors that are outside of our control, including anticipated prepayment speeds, credit quality and general economic and financial market conditions, our outlook for operating-basis net interest revenue for 2017 assumes an estimated $15M to $25M of such discount accretion, excluding the impact of potential significant unexpected prepayments. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the addendum for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Quarterly Earnings”.